Exhibit 5

                                 August 20, 1997



Southwall Technologies Inc.
1029 Corporation Way
Palo Alto, California  94303

             Re: Southwall Technologies Inc. Registration Statement for Offering of 500,000 Shares of Common Stock

Ladies and Gentlemen:

         We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 400,000 shares of Common Stock under the Company's 1997 Stock Incentive Plan, and (ii) 100,000 shares of Common Stock under the Company's Employee Stock Purchase Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Company's 1997 Stock Incentive Plan and Employee Stock Purchase Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,


                                          /s/  Gunderson Dettmer Stough
                                          Villeneuve Franklin & Hachigian, LLP


                                          Gunderson Dettmer Stough
                                          Villeneuve Franklin & Hachigian, LLP